UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Eva Live Inc.

(Name of Registrant as Specified in Its Charter)

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(4)	Date Filed:

EVA LIVE INC.

2029 Century Park East, Suite # 400N

Los Angeles, CA 90067

INFORMATION STATEMENT IN LIEU OF SPECIAL MEETING OF STOCKHOLDERS

Dear Eva Live Inc. Stockholder:

The purpose of this letter and the enclosed Information Statement is to inform you that the stockholder holding shares of common stock, par value $0.0001 per share (the “Common Stock”), representing in excess of a majority of the outstanding shares of Common Stock of Eva Live Inc. (“Eva Live” or the “Company”) has executed a written consent dated February 26, 2026 (the “Written Consent”) in lieu of a special meeting to approve the private placement purchase and issuance transactions (the “Actions”) and issuance of the securities (the “Securities”), each as defined and described in more detail in this Information Statement.

The required consent of at least a majority of the votes allocated to our voting shares was given for each of the Actions.

The General Corporation Law of the State of Nevada (the “NRS”), permit holders of a majority of the voting power to take stockholder action by written consent. The written consent constitutes the consent of a majority of the total number of votes entitled to vote on the foregoing actions and is sufficient under NRS 78.320 to approve the foregoing Actions. Accordingly, Eva Live is not required to and will not hold a meeting of its stockholders to approve the Actions described herein. We encourage you to read the attached Information Statement carefully for further information.

All necessary corporate approvals required pursuant to the NRS and the Bylaws in connection with the matters referred to herein have been obtained. This Information Statement is furnished solely for the purpose of informing the stockholders of the Company, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of this corporate action before it takes effect.

The accompanying Information Statement is being furnished to Eva Live stockholders for informational purposes only, pursuant to Section 14(c) of the Exchange Act and the rules and regulations prescribed thereunder. You are encouraged to carefully read the Information Statement for further information regarding these actions. In accordance with the Exchange Act, the approval of the actions described herein will be deemed effective at a date that is 20 calendar days after the date the Definitive Information Statement has been mailed to our stockholders. This Information Statement is first being mailed to stockholders on or about March 9, 2026.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Yours truly,

/s/ David Boulette
David Boulette
President, Chief Executive Officer
Los Angeles, California
March 9, 2026

EVE LIVE INC.

2029 Century Park East, Suite # 400N

Los Angeles, CA 90067

INFORMATION STATEMENT

(Dated March 9, 2026)

NO VOTE OR OTHER ACTION OF EVA LIVE’S STOCKHOLDERS IS REQUIRED IN
CONNECTION WITH THIS INFORMATION STATEMENT.

EVA LIVE IS NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND EVA LIVE A PROXY.

Eva Live Inc., a Nevada corporation (“Eva Live”) is furnishing this information statement (the “Information Statement”) to its stockholders in full satisfaction of any notice requirements Eva Live may have under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and applicable Nevada law (the “NRS”). No additional action will be undertaken by Eva Live with respect to the receipt of written consent, and no dissenters’ rights with respect to the receipt of the written consent, and no dissenters’ rights under the NRS, are afforded to Eva Live’s stockholders as a result of the adoption of the actions contemplated herein.

The Information Statement is being mailed on or about March 9, 2026 to the holders of record at the close of business on February 26, 2026 (the “Record Date”), of the Common Stock of Eva Live in connection with actions approved by written consent dated February 26, 2026 (the “Written Consent”) in lieu of a special meeting to approve the private placement purchase and issuance transactions (the “Actions”) and issuance of the securities (the “Securities”), each as defined and described in more detail in this Information Statement.

Eva Live is subject to the Nasdaq Listing Rules because its Common Stock is currently listed on The Nasdaq Capital Market (“Nasdaq”). The issuance or potential issuance of shares of Common Stock in connection with the Actions implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain our listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement. As of the signing date of each of the definitive documents to issue the Securities under the Actions, the Company could not issue shares of Common Stock pursuant to the Actions in excess of the Rule 5635 limitations, unless the issuances of such shares was approved by our stockholders.

The approval of the Actions and issuance of the Securities for purposes of Nasdaq Listing Rule 5635 was taken by written consent pursuant to NRS 78.320, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

The Eva Live board of directors (the “Board”) adopted resolutions approving the Actions and issuance of the Securities and recommended that the stockholders vote in favor of the Actions and issuance of the Securities. In connection with the adoption of these resolutions, the Majority Stockholder also voted in favor and entered into a written consent approving the Actions and issuance of the Securities.

Utilizing the written consent of the holder of a majority in interest of our voting securities eliminates the costs involved in holding a special meeting of stockholders.

Pursuant to NRS 78.320, we are required to provide prompt notice of the taking of the corporate action without a meeting of stockholders to all stockholders who did not consent in writing to such action. This Information Statement serves as this notice. This Information Statement is being delivered to inform you of the corporate action described herein before it takes effect in accordance with Rule 14(c)-2 under the Exchange Act.

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No appraisal rights are afforded to our stockholders under Nevada law in connection with the matters discussed in this Information Statement.

The Board of Directors of the Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

GENERAL

This Information Statement is first being mailed to stockholders on or about March 9, 2026, and the Actions described herein may not become effective until at least 20 calendar days thereafter. The entire cost of furnishing this Information Statement will be borne by Eva Live. Eva Live will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of its Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

The corporate offices of Eva Live are located at 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067and Eva Live’s telephone number is (424) 202-3603.

Except as otherwise described herein, no director, executive officer, associate of any director or executive officer, or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the Actions, which is not shared by all other holders of Eva Live’s Common Stock.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements” made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates, expectations and projections at the time the statements are made, and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “should,” “except,” “opportunity,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “target,” “goal,” or “continue,” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and readers are cautioned that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. Forward-looking statements herein speak only as of the date each statement is made. Neither Eva Live nor any other person undertakes any obligation to update any of these statements in light of new information or future events, except to the extent required by applicable law.

VOTE REQUIRED AND INFORMATION ON VOTING STOCKHOLDERS

Eva Live is not seeking consents, authorizations or proxies from you.

As of the date of the Written Consent (February 26, 2026), Eva Live had 31,342,285 shares of Common Stock issued and outstanding and entitled to vote, which for voting purposes are entitled to one vote per share. On February 26, 2026, the following consenting Voting Stockholder owning a total of 19,025,000 shares of Common Stock delivered the executed Written Consent authorizing the Actions described herein. The consenting Voting Stockholder’s names, affiliation with Eva Live and holdings are as follows:

Name	Affiliation	Number of Voting Shares	% of Total Voting Shares(1)
David Boulette	Director, Chief Executive Officer, President	19,025,000	60.70%

Total		19,025,000	60.70%

(1)	Percentage is based upon 31,342,285 shares of Common Stock authorized and outstanding..

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Pursuant to Eva Live’s existing Bylaws and the NRS, the holders of the issued and outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, which absent specific language herein, shall be a majority of those shares entitled to vote may approve and authorize the Actions by written consents as if such Actions were undertaken at a duly called and held meeting of stockholders. In order to significantly reduce the costs and management time involved in soliciting and obtaining proxies to approve the Actions, and in order to effectuate the Actions as early as possible, the Board elected to utilize, and did in fact obtain, the Written Consent of the Voting Stockholder. The Written Consent satisfies the stockholder approval requirement for the Actions. Accordingly, under the NRS and the Bylaws, no other approval by the Board or stockholders of Eva Live is required in order to approve the Actions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of Eva Live’s Common Stock owned beneficially as of February 26, 2026, or exercisable within the next 60 days thereafter, by: (i) Eva Live’s directors; (ii) Eva Live’s named executive officers; and (iii) each person or group known by Eva Live to beneficially own more than 5% of Eva Live’s outstanding shares of Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, the persons named in the table below have sole voting power and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

		Number of	Percent of
		Shares	Outstanding
Name and Address (1)	Title of Class	Beneficially Owned	Common Shares
Officers and Directors
David Boulette	Common	19,025,000	60.70%
Phil Aspin	Common	151,250	0.48%
Daryl Walser	Common	123,750	0.39%
Terry R. Fields	Common	133,334	0.43%
Rizvan Jamal	Common	0	0.00%
Ali Shadman	Common	0	0.00%
Imran Firoz	Common	50,133	*
Officers and Directors as a group (6 persons)	Common	19,483,467	62.16%

5%+ Stockholders
David Boulette	Common	19,025,000	60.70%
Hottest Media LLC	Common	2,700,000	8.61%
1623662 Alberta Inc	Common	1,633,672	5.21%

(1)	The address for all officers and directors is 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067.
*	Less than one percent (1%).

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ACTIONS APPROVED BY CONSENTING MAJORITY STOCKHOLDER

The following Actions have been approved by the Written Consent of the Majority Stockholder, whose votes represent approximately 60.70% of the votes of our issued and outstanding capital stock entitled to vote on matters submitted to the stockholders:

APPROVAL OF THE ISSUANCE OF COMMON STOCK IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

Description of the Private Placement

Investor Name	Type of Investment	Investment Date	# of Shares Issuable
Streeterville Capital, LLC	Secured Convertible Promissory Notes	February 23, 2026	Up to 13,200,000 (Reserve Set at Transfer Agent)(1)

(1)	Equal to aggregate principal amount of the Notes (as defined below) divided by the Floor Price (as defined below).

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Private Placement

On February 23, 2026, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with Streeterville Capital, LLC, an accredited investor an accredited investor (the “Investor”). Pursuant to the Purchase Agreement, the Company agreed to sell, and the Investor agreed to purchase, a secured convertible note of the Company, in the aggregate original principal amount of $7,560,000 (the “Initial Note”), which is convertible into common stock of the Company. Pursuant to the Purchase Agreement the Investor shall also have the right, for a period of 24 months after the Closing, to purchase up to $4,320,000.00 of principal amount of additional notes (the “Additional Notes”) in one or more tranches. The transactions contemplated under the Purchase Agreement will close upon satisfaction of the closing conditions, including the filing of this information statement approving the transaction (“Closing”). Upon Closing, the Company will issue the Initial Note and receive gross proceeds of $7.0 million. The Company intends to use the net proceeds from the sale of the Initial Note for working capital requirements, general corporate purposes, and the advancement of business objectives.

The Initial Note

The Initial Note will be issued at an original issue discount of eight percent (8%). The Initial Note bears interest at a rate of eight percent (8%) per annum and will mature 24 months after the Closing. The Additional Notes, if any, will be issued with the same terms, provisions, economics and collateral as the Initial Note.

The Initial Note is convertible at the option of the Investor into common shares of the Company at a conversion rate equal to the Outstanding Balance, as defined in the Initial Note, being converted divided by the Conversion Price, as defined in the Initial Note. The Conversion Price is equal to 87% of the lowest daily VWAP for the ten (10) Trading Day, as defined in the Initial Note, period immediately preceding the applicable measurement date; provided, however, that in no event will the Conversion Price be lower than the Floor Price, as defined in the Initial Note, which is $0.90.

The Company shall have the right to prepay the Outstanding Balance after providing 10 Trading Days’ prior written notice to Investor. If the Company exercises its right to prepay the Initial Note, the Company shall make payment to Investor of an amount in cash equal to 110% multiplied by the portion of the Outstanding Balance the Company elects to prepay.

Pursuant to the Initial Note, in the event the Nasdaq Official Closing Price of the Company’s common shares is below the Floor Price for ten (10) consecutive Trading Days, Investor shall then have the right, exercisable at any time in its sole and absolute discretion, to redeem up to the Maximum Monthly Redemption Amount, as defined in the Initial Note, per calendar month.

At any time following the occurrence of a Major Trigger Event or Minor Trigger Event, each as defined in the Initial Note, the Investor may, upon prior written notice to the Company, increase the Outstanding Balance of the Initial Note by 10% for each occurrence of any Major Trigger Event and 5% for each occurrence of any Minor Trigger Event (the “Trigger Effect”), provided that the Trigger Effect may only be applied three times with respect to Major Trigger Events and three times with respect to Minor Trigger Events and the Trigger Effect does not apply to any Trigger Event pursuant to Section 4.1(j) of the Initial Note.

If the Company fails to cure a Trigger Event, as defined in the Initial Note, within five trading days following the date of a written demand notice by the Investor, the Trigger Event will automatically become an Event of Default, as defined in the initial Note. In Event of Default has occurred, Investor may accelerate the Initial Note by written notice to Borrower, with the Outstanding Balance becoming immediately due and payable in cash at the Mandatory Default Amount, as defined in the Initial Note, and interest shall accrue on the Outstanding Balance beginning on the date the applicable Event of Default occurred at an interest rate equal to fifteen percent (15%) per annum.

Pursuant to the Initial Note, the Company shall cause a Form S-3 Registration Statement to be declared effective by the SEC within ninety (90) days of the Closing and shall file a Rule 424(b)(5) Prospectus Supplement to the Shelf Registration Statement registering the Investor’s resale of all Conversion Shares, as defined in the Initial Note, within seven (7) days of the effective date of the Shelf Registration Statement.

The initial Note is secured by the collateral set forth in the Security Agreement.

The Security Agreement

In connection with the Purchase Agreement and the Initial Note, on February 23, 2026, the Company and the Investor also entered into a security agreement (the “Security Agreement”). Pursuant to the Security Agreement, the Company has granted security interest in the Collateral, as defined in the Security Agreement. Such Collateral includes, among other assets, all equity interests in all wholly or partially owned subsidiaries of the Company, all customer accounts, rights under insurance contracts, and rights relating to clients underlying such insurance contracts, all goods and equipment now owned or hereafter acquired by the Company, etc.

The foregoing does not purport to be a complete description of each of the Purchase Agreement, the Initial Note and the Security Agreement, and is qualified in its entirety by reference to the full text of each of such document, which were filed as Exhibits 10.1, 4.1, and 10.2, respectively, to the Company’s Current Report on Form 8-K filed on February 24, 2026, and are incorporated herein by reference.

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Nasdaq Listing Requirements and the Necessity of Stockholder Approval

Eva Live is subject to the Nasdaq Listing Rules because its Common Stock is currently listed on Nasdaq. The issuance of shares of Common Stock in connection with the private placement implicates Nasdaq Listing Rule 5635, which requires prior stockholder approval in order to maintain listing on Nasdaq. Nasdaq Listing Rule 5635(d) requires stockholder approval prior to a transaction, other than a public offering, involving the sale, issuance or potential issuance by the issuer of common stock (or securities convertible into or exercisable for common stock), which alone or together with sales by officers, directors or substantial stockholders of the issuer, equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance at a price that is less than the lower of (i) the closing price immediately preceding the signing of the binding agreement; or (ii) the average closing price of the common stock for the five trading days immediately preceding the signing of the binding agreement.

The issuance of shares of common stock in the Actions (including shares of common stock issuable upon conversion of the notes set forth above could result in the issuance of shares of common stock that represents more than 20% of our common stock or 20% of the voting power outstanding prior to the issuance of the respective date of each Action.

Based on the table set forth above, the Company may issue a maximum of 13,200,000 shares of Common Stock pursuant to the Action.

Action by Written Consent of the Majority Stockholder

As of February 26, 2026, the Majority Stockholder by written consent, in accordance with Nasdaq Listing Rule 5635(d), approved the Actions and issuance of the Securities.

Our Board is not soliciting your consent or your proxy in connection with this action and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholder will not become effective until the date that is 20 calendar days after this Information Statement is first mailed to holders of our Common Stock as of the Record Date.

ABSENCE OF DISSENTERS’ RIGHTS

No dissenters’ or appraisal rights are available to our stockholders under the NRS in connection with the actions set forth in this Information Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION ABOUT THE COMPANY

The Company is subject to the reporting requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information including annual, quarterly and current reports on Forms 10-K, 10-Q and 8-K with the SEC. You can read the Company’s SEC filings, including this information statement, over the Internet at the SEC’s website at www.sec.gov or the Company’s website at www. evaxai.com. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this information statement.

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DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of an Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Information Statement, either now or in the future, please contact us by mailing 2029 Century Park East, Suite # 400N, Los Angeles, CA 90067, Attention: Javan Khazali or calling Eva Live’s main telephone number at (424) 202-3603. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single copy of the Information Statement and similar documents in the future in the same manner as described above.

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CONCLUSION

As a matter of regulatory compliance, the Company is sending you this Information Statement that describes the purpose and effect of the actions adopted by the Majority Stockholder. Your consent to the approval of the actions is not required and is not being solicited in connection herewith. This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors:

Yours truly,

/s/ David Boulette
David Boulette, President, Chief Executive Officer

Los Angeles, California
March 9, 2026

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